Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135583, 333-114932, 333-62188, 333-34095, 333-81453, 333-169489 and 333-169490) of RF Industries, Ltd., of our report dated January 22, 2013 relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of RF Industries, Ltd. for the year ended October 31, 2012.

/s/ CohnReznick LLP

San Diego, California

January 22, 2013